Exhibit 99.1

Entegris Reports Record Sales of $203 million in First Quarter on

12 Percent Sequential Growth

Non-GAAP EPS of $0.23 in First Quarter;

Operating Margin Approaches 20 Percent

BILLERICA, Mass., April 21, 2011 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the Company’s first quarter ended April 2, 2011.

The Company recorded first-quarter sales of $203.1 million, an increase of 27 percent over the prior year, and 12 percent sequentially. Net income was $29.2 million, or $0.22 per share. These results included amortization of intangible assets of $2.7 million. Non-GAAP earnings per share of $0.23 in the first quarter of 2011 increased 53 percent from $0.15 in the first quarter a year ago, and were even with $0.23 in the fourth quarter of 2010, which benefited from a more favorable quarterly tax rate. A reconciliation table of GAAP to non-GAAP earnings per share is contained in this press release.

Gideon Argov, president and chief executive officer, said: “We were very pleased with our results for the first quarter, which reflected the success of our growth strategies in our core semiconductor and adjacent markets. The quarter marked our eighth consecutive quarter of growth, as sales for many of our product groups reached record quarterly highs. New fab investment and semiconductor production levels remained high, which contributed to robust sales of our filtration and fluid handling products for advanced semiconductor processes. Sales of coatings and graphite products were also strong. On an operating basis, we achieved an adjusted operating margin approaching 20 percent of sales.

For the fiscal second quarter ending July 2, 2011, the Company expects sales to range from approximately $200 million to $210 million. Based on the Company’s target model, non-GAAP EPS at this revenue level would range from $0.22 to $0.25.

First-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the first quarter on Thursday, April 21, 2011, at 10:00 a.m. Eastern Time. Participants should dial 1-913-312-0956 or toll-free 1-888-820-9418, referencing confirmation code 1206002. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. A replay of the call will be available starting April 21 at 2:00 p.m. (ET) until June 4, 2011. The replay can be accessed by using passcode 1206002 after dialing 1-719-457-0820 or 1-888-203-1112. A live and on-demand webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

NON-GAAP INFORMATION

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA and Adjusted Operating Income together with related measures thereof, and non-GAAP EPS, are considered “Non-GAAP financial measures” under the rules and regulations of the SEC. These financial measures are provided as a complement to financial measures provided in accordance with GAAP. We provide non-GAAP financial measures in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate our baseline performance before certain gains, losses or other charges that may not be indicative of our business or future outlook. We believe these non-GAAP measures will aid investors’ overall understanding of our results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how we plan and measure our business. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. The calculations of Adjusted EBITDA margin, Adjusted Operating Income, and non-GAAP EPS are included elsewhere in this release.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” and “Risks Related to Owning Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2010, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 2, 2011	April 3, 2010	December 31, 2010
Net sales	$203,125	$160,511	$182,100
Cost of sales	114,780	87,360	101,591

Gross profit	88,345	73,151	80,509
Selling, general and administrative expenses	35,790	35,782	38,199
Engineering, research and development expenses	12,532	10,820	10,997
Amortization of intangible assets	2,689	4,272	2,772

Operating income	37,334	22,277	28,541
Interest expense, net	153	1,206	306
Other income, net	(428)	(293)	(271)

Income before income taxes and equity in affiliates	37,609	21,364	28,506
Income tax expense (benefit)	8,273	4,809	(196)
Equity in net (earnings) loss of affiliates	(239)	(191)	1,838

Net income	29,575	16,746	26,864
Net (income) loss attributable to noncontrolling interest	(400)	(196)	139

Net income attributable to Entegris, Inc.	$29,175	$16,550	$27,003

Amounts attributable to Entegris, Inc.:
Basic net income per common share:	$0.22	$0.13	$0.20
Diluted net income per common share:	$0.22	$0.12	$0.20

Weighted average shares outstanding:
Basic	133,699	130,954	132,314
Diluted	135,444	132,783	133,971

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	April 2, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$142,578	$133,954
Accounts receivable, net	135,843	124,732
Inventories	100,447	101,043
Deferred tax assets, deferred tax charges and refundable income taxes	11,640	11,484
Other current assets and assets held for sale	15,863	15,878

Total current assets	406,371	387,091

Property, plant and equipment, net	126,231	126,725

Intangible assets	62,540	65,087
Deferred tax assets – non-current	10,569	10,855
Other assets	11,799	11,627

Total assets	$617,510	$601,385

LIABILITIES AND EQUITY
Accounts payable	$39,969	$34,631
Accrued liabilities	38,211	59,503
Income tax payable and deferred tax liabilities	10,130	13,500

Total current liabilities	88,310	107,634

Other liabilities	29,495	29,738
Equity	499,705	464,013

Total liabilities and equity	$617,510	$601,385

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	April 2, 2011	April 3, 2010
Operating activities:
Net income	$29,575	$16,746
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,819	6,724
Amortization	2,689	4,272
Stock-based compensation expense	1,922	1,794
Other	303	(2,336)
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(10,130)	(12,612)
Inventories	724	(5,035)
Accounts payable and accrued liabilities	(15,585)	13,076
Income taxes payable and refundable income taxes	(3,559)	5,358
Other	(1,631)	36

Net cash provided by operating activities	11,127	28,023

Investing activities:
Acquisition of property and equipment	(6,744)	(3,603)
Other	(510)	26

Net cash used in investing activities	(7,254)	(3,577)

Financing activities:
Payments on short-term borrowings and long-term debt	—	(133,715)
Proceeds from short-term and long-term borrowings	—	113,288
Issuance of common stock	2,927	782
Other	114	—

Net cash provided by (used in) financing activities	3,041	(19,645)

Effect of exchange rate changes on cash	1,710	(248)

Increase in cash and cash equivalents	8,624	4,553
Cash and cash equivalents at beginning of period	133,954	68,700

Cash and cash equivalents at end of period	$142,578	$73,253

Entegris, Inc. and Subsidiaries

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended
Net sales	April 2, 2011	April 3, 2010	December 31, 2010
Contamination Control Solutions	$132,244	$100,742	$118,106
Microenvironments	48,182	41,927	45,772
Specialty Materials	22,699	17,842	18,222

Total net sales	$203,125	$160,511	$182,100

	Three Months Ended
Segment profit	April 2, 2011	April 3, 2010	December 31, 2010
Contamination Control Solutions	$39,760	$28,234	$34,609
Microenvironments	8,379	8,521	7,602
Specialty Materials	4,976	2,801	2,847

Total segment profit	53,115	39,556	45,058
Amortization of intangibles	(2,689)	(4,272)	(2,772)
Unallocated expenses	(13,092)	(13,007)	(13,745)

Total operating income	$37,334	$22,277	$28,541

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	April 2, 2011	April 3, 2010	December 31, 2010
Net sales	$203,125	$160,511	$182,100

Net income attributable to Entegris, Inc.	$29,175	$16,550	$27,003
Adjustments to net income attributable to Entegris, Inc.
Net income (loss) attributable to noncontrolling interest	400	196	(139)
Equity in net (earnings) loss of affiliates	(239)	(191)	1,838
Income tax expense (benefit)	8,273	4,809	(196)
Other income, net	(428)	(293)	(271)
Interest expense, net	153	1,206	306

GAAP – Operating income	37,334	22,277	28,541
Amortization of intangible assets	2,689	4,272	2,772

Adjusted operating income	40,023	26,549	31,313
Depreciation	6,819	6,724	7,322

Adjusted EBITDA	$46,842	$33,273	$38,635

Adjusted operating margin	19.7%	16.5%	17.2%
Adjusted EBITDA – as a % of net sales	23.1%	20.7%	21.2%

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Earnings per Share

(In thousands)

(Unaudited)

	Three Months Ended
	April 2, 2011	April 3, 2010	December 31, 2010
GAAP net income attributable to Entegris, Inc.	$29,175	$16,550	$27,003
Adjustments to net income attributable to Entegris, Inc.:
Amortization of intangible assets	2,689	4,272	2,772
Impairment of equity investment	—	—	2,164
Tax effect of adjustments to net income attributable to Entegris, Inc.	(990)	(1,567)	(1,022)

Non-GAAP net income attributable to Entegris, Inc.	$30,874	$19,255	$30,917

Diluted earnings per common share attributable to Entegris, Inc.:	$0.22	$0.12	$0.20
Effect of adjustments to net income attributable to Entegris, Inc.	$0.01	$0.02	0.03
Diluted non-GAAP earnings per common share attributable to Entegris, Inc.:	$0.23	$0.15	$0.23

###  END  ###